Exhibit 10.4

EXECUTION COPY

CONFIRMATION FOR BASE CAPPED CALL TRANSACTION

Date:	June 9, 2009

To:	Equinix, Inc. (“Counterparty”)

Telefax No.:	(650) 513-7907

Attention:	General Counsel

From:	JPMorgan Chase Bank, National Association, London Branch (“Dealer”)

Telefax No.:	212-622-8519

The purpose of this communication (this “Confirmation”) is to set forth the terms and conditions of the above-referenced Transaction entered into on the Trade Date specified below between Dealer and Counterparty. This Confirmation supplements, forms a part of, and is subject to the Master Terms and Conditions for Capped Call Transactions dated as of June 9, 2009 and as amended from time to time (the “Master Confirmation”) between Dealer and Counterparty.

1. The definitions and provisions contained in the Definitions (as such term is defined in the Master Confirmation) and in the Master Confirmation are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

2. The particular Transaction to which this Confirmation relates is entered into as part of an integrated hedging transaction of the Convertible Notes pursuant to the provisions of Treasury Regulation Section 1.1275-6.

3. The particular Transaction to which this Confirmation relates shall have the following terms:

Trade Date:	June 9, 2009

Effective Date:	The closing date of the initial issuance of the Convertible Notes.

Premium:	USD17,274,400

Premium Payment Date:	The Effective Date

Convertible Notes:	4.75% Convertible Subordinated Notes of Counterparty due 2016, offered pursuant to a Prospectus to be dated June 9, 2009 and issued pursuant to the Indenture.

Number of Units:	The number of Convertible Notes in denominations of USD1,000 principal amount issued by Counterparty on the

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43271

Registered as a branch in England & Wales branch No. BR000746. Registered

Branch Office 125 London Wall, London EC2Y 5AJ

Authorised and regulated by the Financial Services Authority closing date for the initial issuance of the Convertible Notes, other than any Option Securities (as defined in the Underwriting Agreement).

Applicable Percentage:	40%

Strike Price:	As of any date, an amount in USD, rounded to the nearest cent (with 0.5 cents being rounded upwards), equal to USD1,000 divided by the Unit Entitlement.

Cap Price:	USD114.816

Number of Shares:	The product of the Number of Units, and the Unit Entitlement.

Expiration Date:	June 15, 2016

Unit Entitlement:	As of any date, a number of Shares per Unit equal to the “Conversion Rate” (as defined in the Indenture, but without regard to any adjustments to the Conversion Rate pursuant to the Excluded Provisions of the Indenture).

Relevant Convertible Notes:	Whether any Convertible Notes will be Relevant Convertible Notes hereunder or under the Additional Capped Call Transaction dated as of the date hereof (the “Additional Capped Call Transaction”), shall be determined as follows: Convertible Notes that are converted pursuant to the Indenture shall be allocated as Relevant Convertible Notes first to this Transaction until all Units hereunder are exercised or terminated, and then to the Additional Capped Call Transaction.

Indenture:	The Indenture to be dated as of June 12, 2009 by and between Counterparty and U.S. Bank National Association, as trustee, and the other parties thereto pursuant to which the Convertible Notes are to be issued. For the avoidance of doubt, references herein to sections of the Indenture are based on the draft of the Indenture most recently reviewed by the parties at the time of execution of this Confirmation. If any relevant sections of the Indenture are changed, added or renumbered following execution of this Confirmation but prior to the execution of the Indenture, the parties will amend this Confirmation in good faith to preserve the economic intent of the parties.

Excluded Provisions:	The Make Whole Provision and Section 4.07(c) of the Indenture

Stock Split Provision:	Section 4.07(a)(i) of the Indenture

Make Whole Provision:	Section 4.08 of the Indenture

Dilution Provision:	Section 4.07(a) of the Indenture

Exchange in Lieu of Conversion Provision:	Section 4.05 of the Indenture

Merger Provision:	Section 4.10 of the Indenture

Free Convertibility Date:	March 15, 2016

Retraction Provision:	Section 4.04(a) of the Indenture

Early Unwind Date:	June 17, 2009, or such later date as agreed by the parties hereto.

4. Offices.

The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party.

The Office of Dealer for the Transaction is: London

JPMorgan Chase Bank, National Association

London Branch

P.O. Box 161

60 Victoria Embankment

London EC4Y 0JP

England

5. Counterparty hereby agrees (a) to check this Confirmation promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing any other information requested herein or in the Master Confirmation and immediately returning an executed copy to EDG Confirmation Group, J.P. Morgan Securities Inc., 277 Park Avenue, 11th Floor, New York, NY 10172-3401, or by fax to 212-622-8519.

Yours sincerely,

J.P. MORGAN SECURITIES INC., as agent for JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, LONDON BRANCH

By:	/s/ Michael O’Donovan
Name:	Michael O’Donovan
Title:	Managing Director

Confirmed as of the

date first above written:

EQUINIX, INC.

By:	/s/ Keith D. Taylor
Name:	Keith D. Taylor
Title:	Chief Financial Officer